FOR IMMEDIATE RELEASE

Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz(at)naturallyadvanced(dot)com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com

Naturally Advanced Technologies Makes Two Strategic Hires
in Agriculture and Strategic Fiber

Executive Team Now Complete, Strategic Business Sectors Covered

Victoria, B.C. and Portland, Ore. (March 7, 2012) - Naturally Advanced Technologies Inc. ("NAT" or the "Company") (TSXV: NAT) (OTCBB: NADVF), which produces and markets CRAiLAR(R), a natural fiber made from flax and other bast fibers, announced that it has made two key hires, thereby completing its executive team. Steve Sandroni will join NAT as Vice President, Agriculture, while Greg Wright has been hired as the company's Vice President, Strategic Fiber Markets.

"These last two hires round out our management team, and most importantly, set strategic vision for the two areas of our business that require aggressive diligence at all times" said Ken Barker, CEO of NAT. "Both Steve and Greg bring considerable experience and capability to their respective functions, and, most importantly, are an excellent fit with our culture and industry"

As Vice President of Agriculture, Sandroni brings more than 34 years of experience working in various aspects of agribusiness to NAT. Most recently, Sandroni served as Director of Production and Logistics at Sustainable Oils, where he oversaw the production of Camelina sativa, a member of the mustard family that is closely related to canola, for innovative bio-fuel applications such as jet fuel for the U.S. Navy and Air Force. In that position, he led campaigns to strengthen Sustainable Oils' relationships with researchers and contract growers, while building a foundational commercial production program for camelina throughout the United States and Canada. Sandroni's professional experience also includes time spent at Monsanto Company, Emergent Genetics Stoneville, and the Delta and Pine Land Company. His roots in the industry, though, began as a farmer, growing cotton, rice, and soybeans in the fertile Mississippi Delta from 1978 to 1990.

"As both a farmer and a businessman, I'm excited to offer NAT's growing partners access to a crop that can truly change the fiber industry," said Sandroni. "CRAiLAR flax's potential for market growth and enacting industry-wide change is unlike anything I've ever encountered."

Greg Wright has been appointed Vice President of Strategic Fiber Markets, with an initial focus on the distribution of secondary fiber and byproducts from the CRAiLAR decortication platform. Initially, Wright will be looking at enhancing the margin proposition of byproducts to exceed those projected in NAT's business planning, while concurrently looking at new markets in the automobile, composites and packaging industries. Wright joins NAT from International Paper Company in National Accounts, Business Development, and Regional Management. He served in several advisory roles during his 12+ years with IP. He earned his BA from Denison University in 1990.

"I am thrilled to be a part of the NAT management team," said Wright. "CRAiLAR is a disruptive technology in the sustainable fiber markets and to be on the leading edge and contribute to this company's future will be an exciting journey."

NAT's 2011 business activities included purchasing agreements with HanesBrands, Georgia-Pacific, and Brilliant Global Knitwear, along with development agreements with Levi Strauss & Co., Cintas, Carhartt, Ashland, Westex, and Target. It has developed the CRAiLAR process, which successfully removes the binding agents from flax that contribute to its stiff texture, and produces a fiber that has both the tensile strength and performance benefits of flax, and the comfort qualities of cotton.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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